POWER OF ATTORNEY



            KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Steven R. Rogel and J. A. Parsons, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all such person's capacities with Willamette Industries, Inc., an Oregon corporation (the "Company"), to sign a registration statement on Form S-3 relating to up to $500 million of securities of the Company (including, without limitation, debt securities of the Company, common stock or cumulative preferred stock of the Company, warrants or contracts relating to any such debt securities, common stock or preferred stock, preferred securities of one or more business trusts holding securities of the Company, guaranties by the Company of such preferred securities, or units consisting of any combination of the foregoing), and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 7th day of July, 1997.


            Signature                       Title
            ---------                       -----


/s/ STEVEN R. ROGEL                President and Chief
Steven R. Rogel                    Executive Officer and Director (Principal
                                   Executive Officer)

/s/ J. A. PARSONS                  Executive Vice President
J. A. Parsons                      and Chief Financial Officer (Principal
                                   Financial Officer)


/s/ GREG W. HAWLEY                 Vice President -
Greg W. Hawley                     Controller (Principal Accounting Officer)


/s/ GERARD K. DRUMMOND             Director
Gerard K. Drummond





Exhibit 24 - Page 1 of 2

/s/ KENNETH W. HERGENHAN           Director
Kenneth W. Hergenhan


/s/ C. W. KNODELL                  Director
C. W. Knodell


/s/ PAUL N. McCRACKEN              Director
Paul N. McCracken


/s/ G. JOSEPH PRENDERGAST          Director
G. Joseph Prendergast


/s/ STUART J. SHELK, JR.           Director
Stuart J. Shelk, Jr.


/s/ ROBERT M. SMELICK              Director
Robert M. Smelick


/s/ WILLIAM SWINDELLS              Director
William Swindells


/s/ SAMUEL C. WHEELER              Director
Samuel C. Wheeler


/s/ BENJAMIN R. WHITELEY           Director
Benjamin R. Whiteley



Exhibit 24 - Page 2 of 2